Exhibit 10.2

CHANGE OF CONTROL AGREEMENT

This Change of Control Agreement (the “Agreement”) is made and entered into as of                     , by and between Warren Resources, Inc. (“Warren”) and                    (the “Employee”).

1. Purpose. The purpose of this Agreement is to encourage Employee to remain in the employ of Warren and to continue to devote Employee’s full attention to the success of the Company (as defined below) in the event of a Change of Control (as defined below).

2. Award Acceleration. In the event of a Change of Control, all then unvested equity-based awards that vest based solely on continued employment or service with the Company, as granted by the Company to Employee prior to such Change of Control, (“Time-Based Equity Awards”) shall become (i) fully vested immediately on the effective date of the Change of Control and (ii), to the extent such Time-Based Equity Awards must be exercised, immediately exercisable on the effective date of the Change of Control and remain exercisable until the earlier of one (1) year from the date of consummation of the Change in Control and the latest date upon which the Time-Based Equity Awards would have expired by their original terms under any circumstances (the “Award Acceleration”); provided that you deliver a signed complete and general release of claims, which is not subsequently revoked, in a form satisfactory to the Company that includes release of any and all of your potential claims (other than for vested benefits described in other agreements with, or policies of, the Company not otherwise superseded under Section 4 below) against the Company, any of its affiliated companies, and their respective successors and any officers, employees, agents, directors, attorneys, insurers, underwriters, and assigns of the Company, its affiliates and/or successors.

3. Definitions. Capitalized terms used in this Agreement shall have the meanings set forth in this Section 3.

3.1 “Change of Control” shall mean the occurrence of any of the following events:

(a)  an acquisition by any Entity of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control:  (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege where the security being so converted was not acquired directly from the Company by the party exercising the conversion privilege, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Company, or (iv) any acquisition by any Entity pursuant to a transaction that meets the conditions of clauses (c) (i), (ii) and (iii) set forth in the definition of Company Transaction; or

(b)  a change in the composition of the Board of Directors of the Company during any two-year period such that the individuals who, as of the beginning of such two-year period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of the two-year period, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided further, however, that any such individual whose initial assumption of office occurs as a result of or in connection with an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be considered a member of the Incumbent Board; or

(c)  the date a majority of members of the corporation’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s board of directors before the date of the appointment or election, or

(d)  the consummation of a Company Transaction.

3.2 “Company” means Warren Resources, Inc.

3.3 “Company Transaction” means consummation of:

(a)         a merger or consolidation of the Company with or into any other company; or

(b)         a statutory share exchange pursuant to which all of the Company’s outstanding shares are acquired or a sale in one transaction or a series of transactions undertaken with a common purpose of acquiring all of the Company’s outstanding voting securities; or

(c)          a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of acquiring all or substantially all of the Company’s assets, excluding, however, in each case, any such transaction pursuant to which: (i) the Entities who are the beneficial owners of the Outstanding Company Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, at least 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Successor Company in substantially the same proportions as their ownership, immediately prior to such transaction, of the Outstanding Company Voting Securities; (ii) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, a Related Company or a Successor Company) will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the Successor Company entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to such transaction; and (iii) individuals who were members of the Incumbent Board will immediately after the consummation of such transaction constitute at least a majority of the members of the board of directors of the Successor Company.

Where a series of transactions undertaken with a common purpose is deemed to be a Company Transaction, the date of such Company Transaction shall be the date on which the last of such transactions is consummated.

3.4 “Entity” means any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act).

3.5 “Related Company” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company.

4. Conflict in Benefits; Effect of Agreement.  This Agreement shall supersede all prior arrangements, whether written or oral, and understandings regarding accelerated vesting of equity awards following a Change of Control, and shall be the exclusive agreement for the determination of any accelerated vesting of equity awards due upon a Change of Control.

5. Miscellaneous.

5.1 Successors of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

5.2 No Employment Agreement. This Agreement does not alter Employee’s at-will employment status or obligate the Company to continue to employ Employee for any specific period of time, or in any specific role or geographic location.

5.3 Modification of Agreement. This Agreement may be modified, amended or superseded only by a written agreement approved by the Board of Directors of Warren and signed by Employee and the Chief Executive Officer.

5.4 Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the State of New York.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

WARREN RESOURCES, INC.

By:
Name:
Title:

AGREED TO AND ACCEPTED:
EMPLOYEE:

Name:
Title: